UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 25, 2010

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Bering, Suite 400 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On March 26, 2010, Comfort Systems USA, Inc. (the “Company”) appointed Brian E. Lane as President and Chief Operating Officer of the Company.  Mr. Lane’s appointment is made in connection with succession planning for the Company’s Chief Executive Officer, William F. Murdy, and Mr. Murdy’s anticipated retirement as Chief Executive Officer in the second quarter of 2011. Mr. Lane, who is 53 years old, has served as Executive Vice President and Chief Operating Officer of the Company since January 1, 2009. Mr. Lane joined the Company in October 2003, and served as Vice President and then Senior Vice President for Region One of the Company until January 2009. Prior to joining the Company, Mr. Lane spent 15 years at Halliburton, a global provider of products and services to energy, industrial, and government customers, including employment by Brown and Root, an engineering and construction company.  During his tenure, he held various positions in business development, strategy, and project activities, including the position of Regional Director of Europe and Africa. Additionally, he held the position of Vice President at Kvaerner, an international engineering and construction company.  Mr. Lane earned a Bachelor of Science in Chemistry from the University of Notre Dame and an MBA from Boston College.  Mr. Lane will continue to be a beneficiary of the Company’s Executive Severance Policy and has a Change-in-Control Agreement that contains a non-compete provision and also provides for a Change-in-Control payment equal to two times Mr. Lane’s annual base salary plus the greater of his current bonus or the average of the prior three years’ bonuses (whichever is greater).  Effective April 1, 2010, Mr. Lane’s base salary was increased to $305,000 USD, and it is anticipated that his annual performance initiative will consist of a performance component as well as a discretionary component and will, in the aggregate, range from 0 percent to 145 percent of his annual salary.

(e)       On March 25, 2010, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) adopted the 2010 Senior Management Annual Performance Plan, and authorized certain equity grants under the Company’s Long-Term Incentive Plan. The Named Executive Officers are Mr. Murdy, Chairman of the Board of Directors and Chief Executive Officer; Mr. Lane, President and Chief Operating Officer; Mr. William George, III, Executive Vice President and Chief Financial Officer; Ms. Julie S. Shaeff, Senior Vice President and Chief Accounting Officer; and Mr. Trent T. McKenna, Vice President and General Counsel.

2010 Incentive Compensation Plan for Executive Officers

The annual incentive compensation for the Named Executive Officers is provided under a shareholder approved plan intended to satisfy the requirements for deductibility of performance-based compensation under Section 162(m) of the Internal Revenue Code.  The plan consists of two distinct elements.  The first element of the plan rewards the senior executives of the Company for obtaining certain earnings per share (“EPS”) target thresholds (the “Objective Bonus”).  The second element of the plan rewards the achievement of certain performance metrics individualized for each executive (the “Subjective Bonus”).

For the Objective Bonus, the Compensation Committee has set a bonus range based on a target that is correlated with the Company’s annual EPS.  The range for the Objective Bonus for Messrs. Murdy, Lane, and George will be 20 percent to 150 percent of 90 percent of their respective annual base salaries.  For Ms. Shaeff and Mr. McKenna the range for the Objective Bonus will be 20 percent to 150 percent of 30 percent of their respective annual base salary.  The Objective Bonus is 0 until a certain EPS threshold is met; it then scales from 20 percent to 50 percent on a straight-line basis as it moves from 77 percent of the EPS target to 100 percent of the EPS target.  Should the Company’s performance exceed the EPS target, it then scales from 50 percent to 150 percent on a straight-line basis as it moves from 100 percent of the EPS target to 172 percent of the EPS target.  With regard to the Subjective Bonus, each executive is reviewed individually and at the sole discretion of the Compensation Committee is awarded a bonus within a set range of potential outcomes based on a percentage of annual base salary.  For Messrs. Murdy, Lane, and George, the range is 0 to 100 percent of 10 percent of annual base salary; for Ms. Shaeff and Mr. McKenna, the range is 0 to 100 percent of 20 percent of annual base salary.

Long-Term Incentive Plan Grants

The Compensation Committee further determined grants under the Company’s Long-Term Incentive Plan.  These grants were determined based on the closing price of the Company’s common stock on March 25, 2010, the date the Compensation Committee met to approve the grants.  These grants consisted of an award of performance stock as well as a grant of options.  The performance stock awards have both tenure and performance vesting requirements.  It is granted on a three-year equal vesting schedule, and vests only if the Company meets certain performance requirements prior to each of the three vesting periods.  If the performance threshold is met, the performance stock awards vest on a sliding scale from 0 to 100 percent of the portion of the award scheduled to vest on a straight-line basis.  The number of shares vesting may also be reduced by the Compensation Committee on a discretionary basis.  The option grants vest on a three-year schedule and do not have a performance vesting requirement. Additionally, the Compensation Committee, as part of its annual compensation risk analysis, amended Section 7(a)  of the Company’s Restricted Stock Award Agreements dated March 26, 2008 and March 26, 2009 to address an inconsistency between short-term and long-term targets and to correspond with the performance thresholds established in the Company’s most recent Performance Restricted Stock Award Agreement, which is dated March 25, 2010.

The 2010 awards were granted to the following executives for the purpose of providing an incentive for those individuals to work for the Company’s long-term success:  Mr. Murdy was granted 52,277 shares of performance stock and 43,564 options.  Messrs. Lane and George were granted 22,948 shares of performance stock and 19,124 options respectively.   Ms. Shaeff and Mr. McKenna were granted 9,119 shares of performance stock and 7,599 options respectively.

The foregoing description of the 2010 performance restricted stock awards does not purport to be complete, is intended only as a summary and is qualified in its entirety by reference to the complete text of the agreement filed herewith and incorporated herein by reference.

Succession Bonus

On March 25, 2010, the Compensation Committee also approved a bonus award to Mr. Murdy in connection with the succession transition of the Chief Executive Officer role. The bonus award will be provided to Mr. Murdy on April 1, 2010, and will consist of a combination of cash and equity with a combined value of $500,000 USD. As previously disclosed, Mr. Murdy will receive a second payment of $1,000,000 USD (in either cash or equivalent equity) upon the actual election by the Board of Directors of the successor candidate to Chief Executive Officer of the Company.

Item 9.01                     Financial Statement and Exhibits.

(d)       Exhibits.

10.1         Form of Performance Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

By:	/s/ Trent T. McKenna
Trent T. McKenna, Vice President and
General Counsel

Date:  March 30, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
10.1	Form of Performance Restricted Stock Award Agreement